Berry Petroleum Company News Contact: Berry Petroleum Company 5201 Truxtun Ave., Ste. 300 Bakersfield, CA 93309 1-661-616-3900
Contacts: Robert F. Heinemann, President and CEO - - Ralph J. Goehring, Executive Vice President and CFO

Berry Petroleum Completes Sale of West Montalvo Assets

Bakersfield, Calif. -- (BUSINESS WIRE) -- May 11, 2007 -- Berry Petroleum Company (NYSE: BRY) today completed the previously announced sale of its non-core West Montalvo assets, near Ventura, California. The sales price based on the January 1, 2007 effective date is $63 million, subject to customary adjustments.

About Berry Petroleum Company
Berry Petroleum Company is a publicly traded independent oil and gas production and exploitation company with its headquarters in Bakersfield, California.

Safe harbor under the “Private Securities Litigation Reform Act of 1995”
Any statements in this news release that are not historical facts are forward-looking statements and indicate risk and uncertainty, and actual outcomes may differ from those indicated.

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